                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 27, 1998


                      LEXINGTON CORPORATE PROPERTIES TRUST
             (Exact Name of Registrant as specified in its charter)

          Maryland                                1-12386                      13-3717318
(State or other jurisdiction                 (Commission File                 (IRS Employer
      of incorporation)                           Number)                  Identification No.)

                 355 Lexington Avenue, New York, New York 10017
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 692-7260


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

Lexington Corporate Properties Trust (the "Company") has acquired 8 properties (the "Property Acquisitions") comprising approximately 1.1 million square feet of gross leasable area in 7 states. These Property Acquisitions were acquired, at various times during 1998, for an aggregate purchase price of approximately $91.2 million.

Although none of the Property Acquisitions individually represent a "significant acquisition" pursuant to the rules governing the reporting of transactions under this Current Report on Form 8-K, the Company considers these acquisitions in the aggregate to be material in relation to its overall financial position and results of operations. Consequently, this report has been filed for the purpose of providing certain historical financial information for certain acquired properties and pro forma financial information for the Property Acquisitions. Specific information with respect to each of the Property Acquisitions is as follows:

On March 27, 1998, the Company completed the acquisition of an 81,744 square foot two-story office facility in Hebron, Kentucky (the "Hebron Property") for approximately $8.1 million. The Hebron Property is leased to Fidelity Corporate Real Estate, LLC under a lease expiring in April 2007. The current annual net rent is $776,568 and will increase by 14.5% on May 1, 2002.

On March 27, 1998, the Company completed the acquisition of a 255,019 square foot office/warehouse facility in Bristol, Pennsylvania (the "Bristol Property") for approximately $12.5 million. The Bristol Property is leased to Jones Apparel Group for 15 years. The annual net rent is $1.15 million and will increase in years 2003 and 2008 by 10%.

On March 27, 1998, the Company completed the acquisition of two properties in Livonia, Michigan (the "Livonia Properties") for approximately $16.4 million. The Livonia Properties are leased to Kelsey-Hayes Corporation and are subject to net leases which expire in April 2007. The average annual net rents are approximately $1.64 million including escalations at various rates over the term of the lease.

The Company funded the purchase of the Hebron Property and Bristol Property through draws of $4.3 million and $5.2 million, respectively, on its temporary bridge financing. The Livonia Properties were funded through a $14.8 million draw on the Company's line of credit. These borrowings bear interest at approximately 7.0% per annum.

On May 11, 1998, the Company completed the acquisition of a 157,525 square foot retail property in Anchorage, Alaska (the "Anchorage Property") for approximately $17.6 million. The Anchorage Property is leased to Eagle Hardware & Garden, Inc. under a net lease expiring in October 2017. The current annual rent is $1.59 million and will increase on November 1, 2002 and every five years thereafter by the cumulative change in the Consumer Price Index for the previous five years, not to exceed 15%. In addition, the lease provides for the tenant to pay percentage rent of 2% of annual sales in excess of $50 million.

On May 11, 1998, the Company completed the acquisition of a 133,791 square foot retail property in Federal Way, Washington (the "Federal Way Property") for approximately $13.7 million. The Federal Way Property is leased to Eagle Hardware & Garden, Inc. under a net lease expiring in July 2017. The current annual rent is $1.23 million and will increase on August 1, 2002 and every five years thereafter by the cumulative change in the Consumer Price Index for the previous five years not to exceed 15%. In addition, the lease provides for the tenant to pay percentage rent of 2% of annual sales in excess of $38.5 million.

In connection with the acquisition of the Anchorage Property and Federal Way Property the Company obtained ten year, non-recourse mortgage indebtedness of approximately $11.3 million and $8.7 million, respectively, each bearing interest at 7.48% per annum.

On May 15, 1998, the Company completed the acquisition of a 142,400 square foot industrial property in Columbia, South Carolina (the "Columbia Property") for approximately $3.1 million and will invest an additional $1.1 million to expand the Columbia Property by 43,560 square feet. The Columbia Property is leased to Stone Container Corporation under a net lease expiring in August 2012. The lease is subject to periodic fixed increases and the average annual net rent during the lease term is approximately $548,000.

On May 18, 1998, the Company completed the acquisition of a 126,355 square foot Class A office property in Palm Beach Gardens, Florida (the "Palm Beach Gardens Property") for approximately $19.8 million. The Palm Beach Gardens Property is 100% occupied by six tenants with 72% of the property leased to Wackenhut Corporation under a semi-gross lease expiring in February 2011. The remainder of the property is net leased under terms which expire between June 2001 and July 2004. The current annual rent, net of all operating expenses, is approximately $1.8 million. In connection with this acquisition the Company obtained ten year non-recourse mortgage indebtedness of approximately $13.8 million bearing interest at 7.0% per annum.

The annualized Funds From Operations ("FFO") generated by the Property Acquisitions equates to an aggregate annualized yield of approximately 9.6% on the Company's total unleveraged investment in such properties. The FFO for the Property Acquisitions, excluding the Anchorage Property and the Federal Way Property, equates to an aggregate annualized yield of approximately 9.9% on the total unleveraged investment in such properties. The Anchorage Property and the Federal Way Property, which currently generate a 9.0% FFO yield, are expected to generate a recurring annual FFO yield in excess of 9.0% due to the Consumer Price Index rental increases and percentage rent clauses in the tenant leases.

Item 7.  Financial Statements, Pro Forma Information and Exhibits.

           [a] [b] Financial Statements and Pro Forma Financial Information

                   The financial statements and pro forma financial information filed herewith is as follows:
                   Independent Auditors' Report.
                   Combined Historical Summary of Revenue and Certain Operating Expenses for the Year Ended December 31, 1997 of Certain Acquired Properties.
                   Notes to Combined Historical Summary of Revenue and Certain Operating Expenses for the Year Ended December 31, 1997 of Certain Acquired Properties.
                   Estimates of Net Income and Funds from Operations of Certain Acquired Properties.
                   Notes to Estimates of Net Income and Funds from Operations of Certain Acquired Properties.

                   Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998.
                   Pro Forma Condensed Consolidated Statements of Income for the Year Ended December 31, 1997 and the Three Months Ended March 31, 1998.
                   Notes to Pro Forma Condensed Consolidated Financial
                   Statements.

          [c]      Exhibits

                   * 23.1 Consent of KPMG Peat Marwick LLP
------------------
*Filed herewith

                          INDEPENDENT AUDITORS' REPORT


To the Board of Trustees and Shareholders of Lexington Corporate Properties Trust

We have audited the accompanying Combined Historical Summary of Revenue and Certain Operating Expenses of Certain Acquired Properties, as defined in the accompanying Note 1, for the year ended December 31, 1997. This combined historical summary is the responsibility of the management of the Lexington Corporate Properties Trust. Our responsibility is to express an opinion on the combined historical summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary of Revenue and Certain Operating Expenses of Certain Acquired Properties has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the revenue and expenses of the Certain Acquired Properties.

In our opinion, the combined historical summary referred to above presents fairly, in all material respects, the revenue and certain operating expenses, as described in Note 2, of Certain Acquired Properties for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



New York, New York                            KPMG Peat Marwick LLP
June 11, 1998

                      Lexington Corporate Properties Trust

                           Certain Acquired Properties
                     Combined Historical Summary of Revenue
                         And Certain Operating Expenses
                      For the Year Ended December 31, 1997
                             (dollars in thousands)

Rental revenues                                             $    4,164

Certain operating expenses                                           -

Excess of revenues over certain                                   -----
    operating expenses                                      $     4,164
                                                                  =====

The accompanying notes are an integral part of this combined historical summary.

                      Lexington Corporate Properties Trust

                      Notes to Combined Historical Summary
                   of Revenues And Certain Operating Expenses



1.   Certain Acquired Properties

The Combined Historical Summary of Revenue and Certain Operating Expenses relates to the operations of the following certain acquired properties (the "Certain Acquired Properties"), while under ownership previous to Lexington Corporate Properties Trust:

Property Name                          Tenants                                  Location
-------------                          -------                                  --------
The Livonia Properties                 Kelsey Hayes Corporation                 Livonia, MI
The Anchorage Property                 Eagle Hardware & Garden Inc.             Anchorage, AK
The Federal Way Property               Eagle Hardware & Garden Inc.             Federal Way, WA

The aggregate purchase price of these properties was approximately $47.7 million and was partially financed through $34.8 million in debt bearing interest at a weighted average rate of 7.27%.

2.    Basis of Presentation

The Combined Historical Summary has been prepared on the accrual method of accounting. In accordance with the regulations of the Securities and Exchange Commission, mortgage interest, depreciation and general and administrative expenses have been excluded from certain operating expenses, as such costs are dependent upon a particular owner, purchase price or other financial agreement.

3.    Revenue Recognition

Minimum revenues from rental property are recognized on a straight-line basis over the terms of the related leases.

The future minimum revenues from rental properties under the terms of all noncancellable tenant leases are approximately as follows (in $000's):

                          1998                             $      4,343
                          1999                                    4,361
                          2000                                    4,370
                          2001                                    4,370
                          2002                                    4,455
                          Thereafter                             49,070
                                                                 ------
                                                           $     70,969
                                                                 ======

                      Lexington Corporate Properties Trust

                           Estimates of Net Income and
                              Funds From Operations
                                       of
                           Certain Acquired Properties
                      (Unaudited and dollars in thousands)


The following represents an estimate of the net income and funds from operations expected to be generated from the operation of the Certain Acquired Properties based upon the Combined Historical Summary of Revenue and Certain Operating Expenses for the year ended December 31, 1997. These estimated results do not purport to represent results of operations for these properties in the future and were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

Estimated Net Income:
      Excess of revenues over certain operating expenses                   $   4,164
      Less:  Estimated depreciation (Note 1)                                     978
                                                                                 ---
                    Estimated net income                                   $   3,186
                                                                               =====

Estimated Funds from Operations:
      Estimated net income                                                 $   3,186
      Add:  Estimated depreciation (Note 1)                                      978
                                                                                 ---
                    Estimated funds from operations                        $   4,164
                                                                               =====

                      Lexington Corporate Properties Trust

                        Notes to Estimates of Net Income
                            and Funds From Operations
                                       Of
                           Certain Acquired Properties
                                   (Unaudited)



1.   Basis of Presentation

Depreciation has been estimated based upon an allocation of the purchase prices for the Certain Acquired Properties to land (20%) and building (80%) and assuming a 39 year useful life applied on a straight-line method.

No income taxes have been provided because the Company is organized and operates in such a manner so as to qualify as a Real Estate Investment Trust under the provisions of the Internal Revenue Code ("Code"). Accordingly, the Company generally will not pay Federal income tax provided that distributions to its shareholders equal at least the amount of its real estate investment trust taxable income as defined under the Code.

2.   Acquisition Considerations

In assessing the properties acquired, the Company's management considered the
(i) credit worthiness of the tenant, (ii) remaining lease term, including scheduled rent increases, (iii) local economic markets and (iv) physical condition and configuration of the property.

3.   Operational Results

Management is not aware of any material factors that would cause the reported financial information in the accompanying Combined Historical Summary of Revenue and Certain Operating Expenses and Estimates of Net Income and Funds from Operations of Certain Acquired Properties to be misleading.

                      Lexington Corporate Properties Trust

     Pro Forma Condensed Consolidated Balance Sheet and Statements of Income



The accompanying Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998 gives effect to the purchase of four properties (the "Four Properties") acquired by the Company in May 1998 as if these properties had been acquired as of March 31, 1998.

The accompanying Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 1997 and the three months ended March 31, 1998 assume that the Property Acquisitions and all 1997 acquisitions had occurred as of January 1, 1997. The pro forma information is based on the historical financial statements of the Company after giving effect to the acquisition of these properties.

The Pro Forma Condensed Consolidated Balance Sheet and the Statements of Income have been prepared by the management of the Company. These pro forma statements may not be indicative of the results that would have actually occurred if the Property Acquisitions had been in effect on the dates indicated. Also, they may not be indicative of the results that may be achieved in the future. The Pro Forma Condensed Consolidated Balance Sheet and Statements of Income should be read in conjunction with the Company's audited financial statements as of December 31, 1997 and for the year then ended (which are contained in the Company's Form 10-K for the year ended December 31, 1997), and the unaudited condensed consolidated financial statements as of March 31, 1998 and for the three months then ended (which are contained in the Company's Form 10-Q for the period ended March 31, 1998) and the accompanying notes thereto.

                      Lexington Corporate Properties Trust
                 Pro Forma Condensed Consolidated Balance Sheet
                                 March 31, 1998
          (Unaudited and in thousands, except share and per share data)

                                                                            Pro Forma
                                                          Historical       Adjustments         Pro Forma
                                                          ----------       -----------         ---------
                        ASSETS:

Real estate, net                                       $      449,175    $      54,300    $      503,475

Property held for sale                                         24,501               --            24,501
Cash and cash equivalents                                       4,858               --             4,858
Restricted cash                                                 4,739               --             4,739
Escrow deposits                                                13,393         (13,289)               104
Other assets, net                                              16,646               --            16,646
                                                             --------        ---------          --------
                                                       $      513,312    $      41,011    $      554,323
                                                              =======           ======           =======

         LIABILITIES AND SHAREHOLDERS' EQUITY:

Mortgage notes payable, including accrued interest     $      245,930    $      37,011    $      282,941
Subordinated notes payable, including accrued interest          1,936               --             1,936
Origination fees payable, including accrued interest
    and accumulated accretion                                   4,629               --             4,629
Accounts payable and other liabilities                          3,265               --             3,265
                                                            ---------        ---------         ---------
                                                              255,760           37,011           292,771
Minority interests                                             51,937            4,000            55,937
                                                             --------          -------          --------
                                                              307,697           41,011           348,708
                                                              -------           ------           -------

Preferred shares, par value $0.0001 per share;
    authorized 10,000,000 shares. Class A Senior
    Cumulative Convertible Preferred, liquidation
    preference $25,000; 2,000,000 shares issued
    and outstanding                                            24,369               --            24,369
                                                               ------        ---------            ------

Shareholders' equity:
    Excess shares, par value $0.0001 per share;
    authorized 40,000,000 shares, issued none                      --               --                --
    Common shares, par value $0.0001 per share,
    authorized 40,000,000 shares, 16,521,077
    shares issued and outstanding                                   2               --                 2
    Additional paid-in-capital                                235,381               --           235,381
    Accumulated distributions in excess of net income        (54,137)               --          (54,137)
                                                             --------        ---------          --------
      Total shareholders' equity                              181,246               --           181,246
                                                              -------        ---------           -------
                                                       $      513,312    $      41,011    $      554,323
                                                              =======           ======           =======

                      Lexington Corporate Properties Trust
             Notes to Pro Forma Condensed Consolidated Balance Sheet
                                   (Unaudited)

1.   Pro Forma Adjustments

     The adjustment to real estate, net reflects the purchase price of the Four Properties.

     The adjustment to escrow deposits reflects the use of such deposits for the purchase of the Four Properties.

     The adjustment to mortgage notes payable reflects the additional borrowings relating to the purchase of the Four Properties.

     The adjustment to minority interests reflects the value of the additional operating partnership units issued in connection with the purchase of one property.

                      Lexington Corporate Properties Trust
              Pro Forma Condensed Consolidated Statement of Income
                      For the Year ended December 31, 1997
               (Unaudited and in thousands, except per share data)

                                                                           Pro Forma
                                                          Historical       Adjustments         Pro Forma
                                                          ----------       -----------         ---------
Revenues:
    Rental                                             $       42,493    $      22,225       $    64,718
    Interest and other                                          1,076               --             1,076
                                                               ------           ------            ------
                                                               43,569           22,225            65,794
                                                               ------           ------            ------

Expenses:
    Interest expense                                           16,644           10,814            27,458
    Depreciation and amortization of real estate               10,608            4,916            15,524
    Other                                                       5,610               --             5,610
                                                               ------           ------            ------
                                                               32,862           15,730            48,592
                                                               ------           ------            ------

Income before gain on sale of properties, minority
    interests and extraordinary item                           10,707            6,495            17,202
Gain on sale of property                                        3,517               --             3,517
                                                               ------           ------            ------
Income before minority interests and extraordinary item        14,224            6,495            20,719
Minority interests                                              2,442            1,337             3,779
                                                              -------            -----           -------
Income before extraordinary item                               11,782            5,158            16,940
Extraordinary item - loss on extinguishment of debt             3,189               --             3,189
                                                               ------           ------            ------
      Net income                                          $     8,593      $     5,158       $    13,751
                                                               ======           ======            ======

Income per common share - basic:
Income before extraordinary item                          $      0.61                        $      0.95
Net income                                                $      0.33                        $      0.70

Income per common share - diluted:
Income before extraordinary item                          $      0.59                        $      0.84
Net income per common share                               $      0.32                        $      0.66

                      Lexington Corporate Properties Trust
              Pro Forma Condensed Consolidated Statement of Income
                    For the three months ended March 31, 1998
               (Unaudited and in thousands, except per share data)

                                                                           Pro Forma
                                                          Historical       Adjustments         Pro Forma
                                                          ----------       -----------         ---------
Revenues:
    Rental                                             $       12,977    $       2,211       $    15,188
    Interest and other                                          1,003            (183)               820
                                                               ------            -----            ------
                                                               13,980            2,028            16,008
                                                               ------            -----            ------

Expenses:
    Interest expense                                            4,645            1,020             5,665
    Depreciation and amortization of real estate                3,167              463             3,630
    Other                                                       1,308               --             1,308
                                                               ------            -----            ------
                                                                9,120            1,483            10,603
                                                               ------            -----            ------

    Income before minority interests                            4,860              545             5,405

    Minority interests                                            798              159               957
                                                               ------            -----            ------

Net income                                             $        4,062      $       386       $     4,448
                                                               ======           ======           =======

Net income per common share:
    Basic                                              $         0.21                        $      0.23
    Diluted                                            $         0.20                        $      0.22

                      Lexington Corporate Properties Trust
         Notes to Pro Forma Condensed Consolidated Statements of Income
                                   (Unaudited)


1.   Pro Forma Adjustments

     The adjustment to rental revenues relates to the establishment of a new measurement date for straight lining tenant rents resulting from the property acquisitions.

     The adjustment to interest and other relates to the elimination of interest earned on funds assumed to have been expended as of January 1, 1997 for property acquisitions.

     The adjustment to interest expense relates to the additional borrowings related to the acquisition of the properties.

     The adjustment for depreciation was based upon an estimated useful life of 40 years using the straight-line method.

     The adjustment to minority interest reflect operating partnership unitholder's proportionate interest in pro forma adjustments.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Lexington Corporate Properties Trust
                                            Registrant

June 25, 1998                               By: /s/ Patrick Carroll
                                                -----------------------
                                                Patrick Carroll
                                                Chief Financial Officer